Exhibit 99.1

Natrol, INC.

CODE OF BUSINESS CONDUCT AND ETHICS

I. INTRODUCTION AND STATEMENT OF PURPOSE

This Code of Business Conduct and Ethics (the “Code”) contains the policy guidelines and procedures adopted by the Board of Directors (the “Board”) of the Company that relate to the legal and ethical standards of the conduct of Company business by the directors, officers and employees of the Company (the “Covered Persons”). All Covered Persons are expected to be familiar with the Code and to apply its principles in the daily performance of their responsibilities. Correct ethical and legal conduct is essential to the continued faith and confidence of our investors and customers. The honesty, integrity and sound judgment of the Covered Persons is a vital strength and essential to our reputation and success. If any Covered Person fails to comply with the standards and requirements set out in this Code, he or she may be disciplined or terminated.

The Code cannot and is not intended to cover every applicable law or to anticipate every issue that may arise. If you are unclear about a particular situation, consult with your supervisor or the Vice President, Senior Counsel of the Company (818-407-7284) before taking action.

On behalf of the Company:

/s/ Elliott Balbert,	President
Date: June 9, 2004

II. ADMINISTRATION/APPLICABILITY/VIOLATIONS

The Board is responsible for setting the standards of business conduct contained in this Code and updating these standards as appropriate to reflect legal and regulatory developments.

The Code applies to all of the Company’s Covered Persons. It is the obligation of each and every Covered Person to become familiar with the Code, to adhere to the standards and restrictions set forth herein and to conduct himself or herself accordingly.

While the Company’s Legal Department will oversee the procedures designed to implement this Code, it is the individual responsibility of each Covered Person to comply with this Code. Those who violate this Code will be subject to disciplinary action, which may include (but not be limited to) termination.

III. POLICY GUIDELINES

A. Corporate Opportunities

The Covered Persons owe a duty to the Company to advance its legitimate interests when the opportunity to do so arises. The Covered Persons are therefore prohibited from (i) using Company property, information, or position for improper personal gain, or (ii) competing with the Company, directly, indirectly, or in any manner.

B. Accurate and Timely Periodic Reports

The Company is committed to providing full, fair, accurate, timely and understandable disclosure in periodic reports and documents that the Company files or submits to the

Securities and Exchange Commission and in other public communications made by the Company. To ensure that the Company is able to fulfill these commitments, the Covered Persons must:

i.                            maintain accurate books and records that fully, fairly and accurately reflect the Company’s financial information and reporting of transactions;

ii.                         ensure that the financial statements and other financial information included in periodic reports is prepared in accordance with generally accepted accounting principles and fairly presents in all material respects the financial condition, results of operations and cash flows of the Company;

iii.                      maintain such disclosure controls and procedures to ensure that material information relating to the Company is made known to management, particularly during the periods in which the Company’s periodic reports are being prepared;

iv.                     maintain such internal controls and procedures for financial reporting to provide reasonable assurances that the Company’s financial statements are fairly presented in conformity with generally accepted accounting principles;

v.                        prohibit the establishment of any undisclosed or unrecorded funds, assets or liabilities, and disclose material off-balance sheet transactions; and

vi.                     otherwise present information in a clear and orderly manner.

C. Guidance and Leadership

In addition the Covered Persons must:

i.                            provide colleagues with information that is accurate, complete, objective,  relevant, timely and understandable;

ii.                         act in good faith, with due care, competence and diligence, without misrepresenting material facts or allowing independent judgment to be subordinated;

iii.                      share knowledge and maintain skills necessary and relevant to the Company’s needs;

iv.                     proactively promote ethical and honest behavior within the Company’s environment;

v.                        assure responsible use and control of assets, resources and information of the Company;

vi.                     not engage in a material transaction involving the Company for personal profit or gain;

vii.                  comply with all applicable state and federal securities laws;

viii.               not take for themselves personal opportunities that are discovered through the use of Company property, information or position; and

ix.                       protect the confidentiality of the Company’s proprietary, non-public or otherwise confidential information.

IV. REPORTING ANY ILLEGAL OR UNETHICAL BEHAVIOR

The Covered Persons have a duty to adhere to this Code and to all existing Company policies and to report to the General Counsel any known or suspected violations in accordance with applicable procedures. Covered Persons who violate this Code or other Company policies are subject to disciplinary action, including (but not limited to)

termination of employment. Violations may also result in legal prosecution. The Covered Persons are encouraged to talk to senior management or the General Counsel about observed violations of the Code or any other illegal or unethical behavior, when in doubt about the best course of action in a particular situation.

Fraud is an element of business that can significantly affect the reputation and success of the Company. The Company requires all Covered Persons to talk to supervisors, managers or other appropriate personnel to report and discuss any known or suspected criminal activity involving the Company or its officers, directors, associates, agents or representatives. If you become aware of any suspicious activity or behavior (including concerns regarding questionable accounting or auditing matters), you must report them to your supervisor, the Vice President, Senior Counsel or to the Company’s Compliance Hotline at: 1-800-826-6762. The Company shall evaluate reported violations on a case-by-case basis. Reporting the activity will not subject the Covered Person to discipline unless the person knowingly files a false report. All reports to the Compliance Hotline are anonymous and confidential.

It is the policy of the Company not to allow retaliation for reports of misconduct by associates made in good faith. Associates are expected to cooperate in internal investigations of misconduct.

V. DISCLOSURE/WAIVERS OF THE CODE OF BUSINESS CONDUCT AND ETHICS

This Code will be made available on the Company’s web site. The Company must include a statement in its Annual Report on Form 10-K indicating that it has adopted this Code, that a copy of this Code is available on the Company’s web site or upon request to the Senior Counsel, and that the Company will disclose any amendment or waivers of this Code relating to the Company’s officers or directors on the Company’s website.

Any amendments to this Code relating to officers or directors will be disclosed on a Form 8-K or on the Company’s web site, promptly and in any event within two business days following such amendment or waiver, as required by the Securities Exchange Commission. The Company will maintain any such disclosure on its web site for at least 12 months after the Company initially posts such disclosure. Following such 12-month period, the Company shall retain such disclosure for at least five years.